Exhibit 99.1

FOR IMMEDIATE RELEASE	February 26, 2009
Media Contact: Joe Salkowski, (520) 884-3625	Page 1 of 7
Financial Analyst Contact: Jo Smith, (520) 884-3650
UNISOURCE ENERGY REPORTS 2008 EARNINGS; ISSUES EARNINGS GUIDANCE FOR 2009
•	Net income for 2008 was $14 million, or $0.39 per diluted share of common stock, compared with $58 million, or $1.57 per diluted share in 2007.

•	The decrease in earnings was due primarily to higher fuel and purchased power costs at TEP.

•	UniSource Energy estimates 2009 earnings guidance of $2.55 — $2.90 per diluted share.
Tucson, Ariz. — UniSource Energy Corp. (NYSE: UNS) today reported 2008 net income of $14 million, or $0.39 per diluted share of common stock, compared with $58 million, or $1.57 per diluted share in 2007. The decline was due primarily to lower earnings at Tucson Electric Power (TEP), UniSource Energy’s principal subsidiary. TEP had net income of $4 million in 2008, compared with net income of $53 million in 2007.
TEP’s results were negatively impacted by higher fuel and purchased power expenses and other cost increases related to power plant maintenance and outage costs. Customer growth also slowed considerably at both TEP and UniSource Energy Services (UES) compared to prior years and is expected to remain depressed through 2009 due to economic conditions. Last year, TEP’s customer base grew on average about 1% compared with an average of 2% in 2007.
TEP’s average base retail rate increased 6% beginning in December 2008. TEP’s new rates also include a purchased power and fuel adjustment clause, effective January 1, 2009, that allows for recovery of fuel and purchased power costs incurred to serve TEP’s retail customers.
“The new rates and cost recovery structures will help us cope with the volatile costs that dragged down the company’s performance in 2008. They will put us on a more stable financial footing for the future. We aren’t immune from the economic slowdown though,” said Paul Bonavia, UniSource Energy’s Chairman, President and CEO.
“We have prudently scaled back our capital investments at all of our electric and gas utilities to match the reduced growth we’re now expecting, but we’ll still be making the investments we need to maintain safe, reliable service for our customers.”
UES, which provides gas and electric service in Northern and Southern Arizona through subsidiaries UNS Gas and UNS Electric, reported earnings of $12 million in 2008 and $9 million in 2007.

Net Income and Earnings per Share Summary

	Year-End		4th Quarter
Net Income	2008	2007	2008	2007
	-Millions-		-Millions-
Tucson Electric Power	$4.4	$53.5	$19.7	$14.4

UNS Gas	8.5	4.0	3.0	2.8

UNS Electric	3.3	4.8	—	—

Other (1)	(2.2)	(3.9)	0.2	(1.0)

Net Income	$14.0	$58.4	$22.9	$16.2

Avg. Basic Shares Outstanding (millions)	35.6	35.5	35.7	35.5

Avg. Diluted Shares Outstanding (millions)	36.2	40.1	40.2	40.1

	Year-End		4th Quarter
Earnings Per UniSource Energy Share	2008	2007	2008	2007
Tucson Electric Power	$0.12	$1.51	$0.55	$0.41

UNS Gas	0.24	0.11	0.08	0.08

UNS Electric	0.09	0.14	0.00	0.00

Other (1)	(0.06)	(0.12)	0.01	(0.03)

Net Income per Basic Share	$0.39	$1.64	$0.64	$0.46

Net Income per Diluted Share (2)	$0.39	$1.57	$0.63	$0.43

(1)	Includes UniSource Energy on a stand-alone basis and results from Millennium Energy Holdings, Inc. and UniSource Energy Development, wholly-owned subsidiaries of UniSource Energy.

(2)	For 2008, 4 million of potentially dilutive shares and after-tax interest expense of $4.4 million were not included in the computation of diluted EPS because doing so would be anti-dilutive.
UniSource Energy believes that the presentation of TEP, UNS Gas, UNS Electric and Other segment net income or loss on a per basic UniSource Energy share basis, which are non-GAAP financial measures, provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UniSource Energy’s reported earnings.
Earnings Guidance
UniSource Energy estimates 2009 diluted earnings per share of between $2.55 and $2.90. The earnings guidance assumes 2009 retail kWh sales at TEP to be equal to actual retail kWh sales in 2008.
In conjunction with this earnings announcement, UniSource Energy has posted on its web site detailed information on its 2008 performance, and factors that could impact the Company’s earnings outlook for 2009, 2010 and 2011. These materials are available at www.uns.com

Conference Call and Webcast
The Company will host a conference call on Friday, February 27 at 12 Noon EST to discuss the financial results and outlook. To participate in the call, please dial in five to 10 minutes prior to the start.
Dial in: (877) 582-0446
Reference code: 85648869
The conference call will also be broadcast on UniSource Energy’s website. The webcast can be accessed at www.uns.com and will be available for replay for seven days.
Replay Number: (800) 642-1687
Reference Code: 85648869
UniSource Energy is a Tucson, Arizona based company with consolidated assets of approximately $3.5 billion. UniSource Energy’s primary subsidiaries include Tucson Electric Power Company, which serves nearly 400,000 customers in southern Arizona and UniSource Energy Services, provider of natural gas and electric service for about 236,000 customers in northern and southern Arizona. For more information about UniSource Energy and its subsidiaries, visit uns.com.
This release contains forward-looking information that involves risks and uncertainties, including factors that could affect UniSource Energy’s ability to reach the 2009 earnings guidance. These risks and uncertainties include, but are not limited to: state and federal regulatory and legislative decisions and actions; regional economic and market conditions which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of the company’s pension and other postretirement benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; the ongoing restructuring of the electric industry; changes to long-term contracts; the cost of fuel and power supplies; performance of TEP’s generating plants; and other factors listed in UniSource Energy’s Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UniSource Energy.

UNISOURCE ENERGY 2008 RESULTS
UniSource Energy Corporation
Consolidated Statements of Income
(in thousands of dollars, except per share amounts)

	Years Ended
	December 31,		Increase / (Decrease)
(UNAUDITED)	2008	2007	Amount	Percent
Operating Revenues
Electric Retail Sales	$983,970	$976,795	$7,175	0.7
CTC Revenue to be Refunded	(58,092)	—	(58,092)	N/M

Net Electric Retail Sales	925,878	976,795	(50,917)	(5.2)
Electric Wholesale Sales	236,300	196,233	40,067	20.4
Gas Revenue	163,590	148,597	14,993	10.1
Other Revenues	71,743	59,748	11,995	20.1

Total Operating Revenues	1,397,511	1,381,373	16,138	1.2

Operating Expenses
Fuel	292,557	291,238	1,319	0.5
Purchased Energy	436,869	352,898	83,971	23.8
Other Operations and Maintenance	311,907	258,176	53,731	20.8
Depreciation and Amortization	147,690	140,638	7,052	5.0
Amortization of 1999 Transition Recovery Asset	23,945	77,681	(53,736)	(69.2)
Taxes Other Than Income Taxes	39,339	47,837	(8,498)	(17.8)

Total Operating Expenses	1,252,307	1,168,468	83,839	7.2

Operating Income	145,204	212,905	(67,701)	(31.8)

Other Income (Deductions)
Interest Income	11,011	18,828	(7,817)	(41.5)
Other Income	7,838	7,622	216	2.8
Other Expense	(9,286)	(4,380)	(4,906)	N/M

Total Other Income (Deductions)	9,563	22,070	(12,507)	(56.7)

Interest Expense
Long-Term Debt	70,227	73,095	(2,868)	(3.9)
Interest on Capital Leases	57,272	64,499	(7,227)	(11.2)
Other Interest Expense	1,837	5,480	(3,643)	(66.5)
Interest Capitalized	(5,566)	(5,551)	(15)	(0.3)

Total Interest Expense	123,770	137,523	(13,753)	(10.0)

Income Before Income Taxes	30,997	97,452	(66,455)	(68.2)
Income Tax Expense	16,976	39,079	(22,103)	(56.6)

Net Income	$14,021	$58,373	$(44,352)	(76.0)

Weighted-average Shares of Common Stock Outstanding (000)	35,632	35,486	146	0.4

Basic Earnings per Share	$0.39	$1.64	$(1.25)	(76.2)

Diluted Earnings per Share	$0.39	$1.57	$(1.18)	(75.2)

Dividends Declared per Share	$0.96	$0.90	$0.06	6.7

	Years Ended
Tucson Electric Power	December 31,		Increase / (Decrease)
Electric MWh Sales:	2008	2007	Amount	Percent
Retail Sales	9,502,645	9,634,405	(131,760)	(1.4)
Wholesale Sales	3,968,688	3,512,081	456,607	13.0

Total	13,471,333	13,146,486	324,847	2.5

N/M — Not Meaningful
Reclassifications have been made to prior periods to conform to the current period’s presentation.

UNISOURCE ENERGY 2008 RESULTS
UniSource Energy Corporation
Consolidated Statements of Income
(in thousands of dollars, except per share amounts)

	Three Months Ended
	December 31,		Increase / (Decrease)
(UNAUDITED)	2008	2007	Amount	Percent
Operating Revenues
Electric Retail Sales	$215,537	$211,345	$4,192	2.0
CTC Revenue to be Refunded	(13,677)	—	(13,677)	N/M

Net Electric Retail Sales	201,860	211,345	(9,485)	(4.5)
Electric Wholesale Sales	49,196	56,718	(7,522)	(13.3)
Gas Revenue	48,804	47,670	1,134	2.4
Other Revenues	19,343	19,823	(480)	(2.4)

Total Operating Revenues	319,203	335,556	(16,353)	(4.9)

Operating Expenses
Fuel	39,490	67,815	(28,325)	(41.8)
Purchased Energy	80,166	81,434	(1,268)	(1.6)
Other Operations and Maintenance	85,891	63,830	22,061	34.6
Depreciation and Amortization	38,494	37,144	1,350	3.6
Amortization of 1999 Transition Recovery Asset	—	17,737	(17,737)	N/M
Taxes Other Than Income Taxes	4,141	11,629	(7,488)	(64.4)

Total Operating Expenses	248,182	279,589	(31,407)	(11.2)

Operating Income	71,021	55,967	15,054	26.9

Other Income (Deductions)
Interest Income	2,287	6,172	(3,885)	(62.9)
Other Income	1,571	167	1,404	N/M
Other Expense	(3,567)	163	(3,730)	N/M

Total Other Income (Deductions)	291	6,502	(6,211)	(95.5)

Interest Expense
Long-Term Debt	16,624	18,362	(1,738)	(9.5)
Interest on Capital Leases	14,303	16,109	(1,806)	(11.2)
Other Interest Expense	462	713	(251)	(35.2)
Interest Capitalized	(1,086)	(323)	(763)	N/M

Total Interest Expense	30,303	34,861	(4,558)	(13.1)

Income Before Income Taxes	41,009	27,608	13,401	48.5
Income Tax Expense	18,082	11,401	6,681	58.6

Net Income	$22,927	$16,207	$6,720	41.5

Weighted-average Shares of Common Stock Outstanding (000)	35,681	35,534	147	0.4

Basic Earnings per Share	$0.64	$0.46	$0.18	39.1

Diluted Earnings per Share	$0.63	$0.43	$0.20	46.5

Dividends Declared per Share	$0.240	$0.225	$0.015	6.7

	Three Months Ended
Tucson Electric Power	December 31,		Increase / (Decrease)
Electric MWh Sales:	2008	2007	Amount	Percent
Retail Sales	2,106,483	2,137,385	(30,902)	(1.4)
Wholesale Sales	959,536	1,101,998	(142,462)	(12.9)

Total	3,066,019	3,239,383	(173,364)	(5.4)

N/M — Not Meaningful
Reclassifications have been made to prior periods to conform to the current period’s presentation.

TUCSON ELECTRIC POWER COMPANY 2008 RESULTS
TUCSON ELECTRIC POWER COMPANY
Consolidated Statements of Income
(in thousands of dollars, except per share amounts)

	Years Ended
	December 31,		Increase / (Decrease)
(UNAUDITED)	2008	2007	Amount	Percent

Operating Revenues
Electric Retail Sales	$802,331	$811,649	$(9,318)	(1.1)
CTC Revenue to be Refunded	(58,092)	—	(58,092)	N/M

Net Electric Retail Sales	744,239	811,649	(67,410)	(8.3)
Electric Wholesale Sales	259,855	195,999	63,856	32.6
Other Revenues	75,159	62,855	12,304	19.6

Total Operating Revenues	1,079,253	1,070,503	8,750	0.8

Operating Expenses
Fuel	285,224	291,238	(6,014)	(2.1)
Purchased Energy	238,024	140,498	97,526	69.4
Other Operations and Maintenance	267,100	211,851	55,249	26.1
Depreciation and Amortization	126,040	119,811	6,229	5.2
Amortization of 1999 Transition Recovery Asset	23,945	77,681	(53,736)	(69.2)
Taxes Other Than Income Taxes	31,649	40,366	(8,717)	(21.6)

Total Operating Expenses	971,982	881,445	90,537	10.3

Operating Income	107,271	189,058	(81,787)	(43.3)

Other Income (Deductions)
Interest Income	9,900	16,072	(6,172)	(38.4)
Other Income	5,708	3,665	2,043	55.7
Other Expense	(6,249)	(3,296)	(2,953)	(89.6)

Total Other Income (Deductions)	9,359	16,441	(7,082)	(43.1)

Interest Expense
Long-Term Debt	47,456	50,230	(2,774)	(5.5)
Capital Leases	57,252	64,477	(7,225)	(11.2)
Other Interest Expense	1,367	4,538	(3,171)	(69.9)
Interest Capitalized	(4,675)	(2,744)	(1,931)	(70.4)

Total Interest Expense	101,400	116,501	(15,101)	(13.0)

Income Before Income Taxes	15,230	88,998	(73,768)	(82.9)
Income Tax Expense	10,867	35,542	(24,675)	(69.4)

Net Income	$4,363	$53,456	$(49,093)	(91.8)

N/M — Not Meaningful
Reclassifications have been made to prior periods to conform to the current period’s presentation.

TUCSON ELECTRIC POWER COMPANY 2008 RESULTS
TUCSON ELECTRIC POWER COMPANY
Consolidated Statements of Income
(in thousands of dollars, except per share amounts)

	Three Months Ended
	December 31,		Increase / (Decrease)
(UNAUDITED)	2008	2007	Amount	Percent

Operating Revenues
Electric Retail Sales	$175,196	$175,831	$(635)	(0.4)
CTC Revenue to be Refunded	(13,677)	—	(13,677)	N/M

Net Electric Retail Sales	161,519	175,831	(14,312)	(8.1)
Electric Wholesale Sales	52,065	56,662	(4,597)	(8.1)
Other Revenues	19,614	21,168	(1,554)	(7.3)

Total Operating Revenues	233,198	253,661	(20,463)	(8.1)

Operating Expenses
Fuel	37,297	67,815	(30,518)	(45.0)
Purchased Energy	26,829	25,388	1,441	5.7
Other Operations and Maintenance	73,631	52,282	21,349	40.8
Depreciation and Amortization	32,842	31,778	1,064	3.3
Amortization of 1999 Transition Recovery Asset	—	17,737	(17,737)	N/M
Taxes Other Than Income Taxes	2,507	10,144	(7,637)	(75.3)

Total Operating Expenses	173,106	205,144	(32,038)	(15.6)

Operating Income	60,092	48,517	11,575	23.9

Other Income (Deductions)
Interest Income	2,196	5,247	(3,051)	(58.1)
Other Income	732	827	(95)	(11.5)
Other Expense	(2,961)	(316)	(2,645)	N/M

Total Other Income (Deductions)	(33)	5,758	(5,791)	N/M

Interest Expense
Long-Term Debt	10,803	12,464	(1,661)	(13.3)
Capital Leases	14,298	16,106	(1,808)	(11.2)
Other Interest Expense	355	518	(163)	(31.5)
Interest Capitalized	(1,043)	519	(1,562)	N/M

Total Interest Expense	24,413	29,607	(5,194)	(17.5)

Income Before Income Taxes	35,646	24,668	10,978	44.5
Income Tax Expense	15,950	10,264	5,686	55.4

Net Income	$19,696	$14,404	$5,292	36.7

N/M — Not Meaningful
Reclassifications have been made to prior periods to conform to the current period’s presentation.